EXHIBIT 10.6



PENSION MAKE-UP PLAN OF THE COMPANY (SERP)



Make Up Plan

In 1993, the Company adopted a funded, non-qualified supplemental executive retirement plan ("the Make Up Plan"), due to limitations imposed by federal law on the amount of retirement income that may be paid through the Pension Plan and Profit Sharing Plan. Under the Make Up Plan, any employee whose benefits under the Pension Plan and Profit Sharing Plan would exceed the maximum benefit limitations imposed by Section 402(g) of the Internal Revenue Code, will receive under the Make Up Plan an amount equal to the benefit the participant would have received without regard to the limitations minus the amount actually received under the Pension Plan and Profit Sharing Plan. Benefits under the Make Up Plan are funded annually with the Company's common stock, and are held in an irrevocable trust for the benefit of the participants. Payments under the Make Up Plan have no effect on the funding or availability of funds under the Company's Pension Plan and Profit Sharing Plan.

The Make Up Plan follows this description.



MID AM, INC.

PENSION MAKE UP PLAN

WHEREAS, the Employee Retirement Income Security Act of 1974
("ERISA") requires that limits be set on the maximum benefits which may be paid from a tax-qualified defined contribution retirement plan to a Participant in such a plan; and

WHEREAS, the Mid Am, Inc. Employee Stock Ownership & Savings Plan was effective January 1, 1975, and includes nondiscrimination limitations as imposed under Section 401(k) of the Internal Revenue Code as well as maximum benefit limitations imposed by
Section 415 and Section 401(a)(17) of the Internal Revenue Code;
and

WHEREAS, the Mid Am, Inc. Employee Stock Ownership Pension Plan was effective July 1, 1989, and included benefit limitations imposed by Section 415 and Section 401(a)(17) of the Internal
Revenue Code; and

WHEREAS, Mid Am, Inc. (the "Corporation") intends to adopt this non-qualified "top hat" retirement benefit plan effective
January 1, 1993, so that a Participant may receive a benefit equal to the contribution that cannot be paid under the Basic Plans due to the limits placed on the benefit amounts by Sections 401(k), 402(g), 401(a)(17) and 415(c) and related sections of the Internal Revenue Code of 1986, as may be amended from time to time.

NOW, THEREFORE, the Corporation adopts the Mid Am, Inc. Pension Make-up Plan ("Plan") for certain employees who participate in the Basic Plans (the "Participants") for the purpose of providing an opportunity for Participants to defer compensation and to receive any Corporation matching and other non-elective contributions which cannot be paid under the Basic Plans because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986. The Corporation promises to purchase stock for each Participant to pay the benefits defined to Participants, or on their behalf to their heirs, personal representatives or beneficiaries, subject to the terms and conditions specified hereinafter.

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ARTICLE I
DEFINITIONS

1. "Act" means the Employee Retirement Income Security Act of
1974, as amended.

2. "Account" means a liability of the Corporation in the name of each Participant.

3. "Basic Plans" means the Mid Am, Inc. Employee Stock Ownership and Savings Plan ("Savings Plan") and the Mid Am, Inc. Employee
Stock Ownership Plan ("Pension Plan") as amended from time to time.

4. "Beneficiary" means any person designated by a Participant to receive payment under this Plan in the event of the Participant's death and shall mean the spouse of the Participant in the event is married and has designated no other beneficiary.

5. "Board of Directors" means the Board of Directors of Mid Am,
Inc.

6. "Change in Control" means any one or more of the following events:

a. the merger or consolidation of the Corporation with or into any other corporation and Mid Am, Inc. is not the surviving corporation;

b. in excess of 24.99 percent of the outstanding common stock of the Corporation is owned, held or controlled by an entity, person or group acting in concert with the power to control the Corporation as that term is defined in Rule 405 of the Securities
Act of 1933;

c. the sale or exchange of in excess of 24.99 percent of the assets of the Corporation to any entity, person, or group acting in concert;

d. the recapitalization, reclassification of securities or reorganization of the Corporation which has the effect of either subpart (b) or (c) above;

e. the issuance by the Corporation of securities in an amount in excess of 24.99 percent of the outstanding common stock of the Corporation to any entity, person, or group acting in concert and intending to exercise control of the Corporation, or

f. the removal, termination or retirement of more than 49 percent of the members of the Board of Directors.

7. "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

8. "Corporation" means Mid Am, Inc., an Ohio corporation. Such term includes all corporations which comprise a "controlled group of corporations" as defined in Section 414(b) of the Code, of which Mid Am, Inc. is a member.

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9. "Diminution of Status" means a material diminution of or interference with an Employees duties, responsibilities and benefits. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to Employee, shall constitute diminution or interference unless consent to in writing by the Employee:

a. a reduction in the size or a change in the location of Employee's office;

b. a reduction or adverse change in the scope or nature of the secretarial or other administrative support of Employee;

c. a reduction or adverse change in Employee's title or decision-making responsibilities;

d. a reduction in the number of seniority of other personnel reporting to Employee, other than as part of a company-wide reduction in staff, or a reduction in the frequency with which personnel are to report to Employee;

e. an increase in the number of, or a decrease in the seniority of, the persons (other than the Board of Directors) to whom Employee must report; or an increase in the frequency of, or in the nature of matters with respect to which, reports by Employee shall be required;

f. a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had previously been provided to Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Corporation; and

g. a material increase in the required hours of work or the work load of Employee.

10. "Eligible Employee" means any Employee who is among a select group of management or highly compensated employees.

11. "Employee" means any individual employed by the Corporation.

12. "Participant" means any Employee individual who, by reason of his or her responsibilities with the Corporation and the nature of his or her participation in the Basic Plans, is selected by the Special Projects Committee to participate in this Plan.

13. "Special Projects Committee" means the Special Projects
Committee appointed by the Board of Directors to act on behalf of the Corporation.

14. "Stock" means the Common Stock of the Corporation.

15. "Termination or Diminution of Status for Cause" means involuntary termination or diminution of status under the following circumstances.

a. misappropriating any funds or property of the Corporation;

b. being convicted of a felony;

c. mismanaging the assets of the Corporation;


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d. inability to fulfill the duties of the position for a period longer than three consecutive months;

e. incompetence, insubordination, willful misconduct, dishonesty, or neglect in the performance of the duties of the position;

f. material breach of this Agreement;

g. being under the habitual influence of alcohol or other drugs;
or

h. (1) If Employee is suspended from office or temporarily prohibited from participating in the regular conduct of the Corporation's affairs by any regulatory agency, all obligations under this Agreement shall be suspended upon suspension or prohibition. Once the matter is resolved and Employee is permitted to return to his or her position, the Corporation, in its sole discretion, may reinstate, in whole or in part, any of the obligations.

(2) If Employee is removed from office and/or permanently prohibited from participating in the conduct of the Corporation's affairs by any regulatory agency, Corporations obligations under this Agreement shall terminate, but vested rights of the parties shall not be affected.

16. "Rabbi Trust" means an employer grantor trust established to hold contributions to this Plan.

ARTICLE ll
ELIGIBILITY

Any Eligible Employee who is selected by the Special Projects
Committee shall be eligible to participate in this Plan. Upon completion of the participation election form, the Eligible
Employee selected will become a Participant.

ARTICLE III
CONTRIBUTIONS AND BENEFITS

All Participants and Beneficiaries whose benefits under the Basic Plans are limited, directly or indirectly, by Section 401(k), 402(g), 401(a)(17) or 415(c) and related sections of the Code, shall be eligible to receive the "Pension Make-up" benefits pursuant to this Plan. In no event shall a Participant or Beneficiary who is not entitled to benefits under the Basic Plans be eligible for, or receive, the Pension Make-up benefits of this Plan.

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The Corporation shall credit the Account of each Participant with the following Pension Make-up amounts:

1. The amount which is equal to the excess, if any, of A over B, where:

"A" is the amount of the maximum matching contribution that would have been contributed to the Savings Plan for the year determined without the limitations imposed by Section 415(c), Section 401(k), Section 401(m), Section 402(g) or Section 401(a)(17) of the Code and assuming the Participant had elected to defer a sufficient amount of his or her Annual Compensation to maximize the matching contribution (regardless of whether or not the Participant has made such election); and

"B" is the actual matching contribution made on behalf of the Participant to the Savings Plan, and

2. The amount which is equal to the excess, if any, of C over D, where:

"C" is the sum of the amount of the Employer Pension Contribution in the Pension Plan plus the amount of the Employer Profit Sharing Contribution in the Savings Plan that would have been contributed to the Basic Plans for the year based on his or her Annual Compensation and determined without the limitations imposed by Sections 401(a)(17) and 415(c); and

"D" is the sum of the actual Employer Pension Contribution plus
Employer Profit Sharing Contribution allocated to the Participant in the Basic Plans.

In calculating the Pension Make-up amounts as set forth above, Annual Compensation includes compensation as defined in the Basic Plans (but without regard to the limitation imposed by Section 401(a)(17)), plus any compensation which the Participant has elected to defer pursuant to any non-qualified deferred compensation arrangement with the Corporation.

The Pension Make-up amounts shall be credited to the Participant's Account on the last day of the Plan Year with respect to which the amounts would have been contributed to the Basic Plans had it not been for the limitations imposed by the Code.

The Corporation shall establish the Rabbi Trust and make contributions to it for the purpose of providing a source of funds to meet the liabilities under the Plan.

Contributions to the Rabbi Trust shall be made by the Corporation on the third Thursday of January of each year, or as soon thereafter as administratively practical and can be made in the form of cash or Stock.

Contributions made in Stock will generally be acquired through purchase on the open market by a third party purchasing agent on the date upon which the Contributions are made by the Corporation.

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It is contemplated that the Rabbi Trust will generally invest all cash contributions made to it in Stock as soon as administratively practical following each Plan Year for which contributions are made. If cash contributions are made to the Rabbi Trust which are not immediately invested in Stock, or the Rabbi Trust receives cash dividends on Stock which are not immediately reinvested, such amounts shall be invested in interest bearing accounts and accrue interest until invested in Stock.

The Account of each Participant shall be adjusted at least annually or more frequently as determined by the Special
Projects Committee. For each measurement period, any interest, dividends, gains, losses, appreciation or depreciation of the assets (i.e., principally Stock and interest bearing accounts) of the Rabbi Trust shall be accounted for and used to adjust the value of the Participant's Account on a reasonable basis as determined by the Special Projects Committee.

Each Participant shall be entitled to the full amount of all appreciation in value of any Stock allocated or considered allocated to his or her Account, including, without limitation, all stock and cash dividends, stock splits, or rights offerings, subject to all vesting requirements, as set forth in Article V.

ARTICLE IV
TIMING OF BENEFITS

Payments of benefits under this Plan shall be paid within 30 days of the later of attainment of age 65 or separation from service. In the event that the Participant shall die or become disabled prior to separation from service, any amount due him or her under this Agreement will vest immediately and will be paid at that time to the Participant, the Participant's spouse or such other Beneficiary as the Participant shall have designated. With respect to any benefit payments under this Plan, the Corporation shall withhold as required by applicable tax law.

Benefits will be paid to the Participant in cash or Stock, or a combination of both, at the option of the Corporation. The Corporation shall have the right to direct the Trustee of the Rabbi Trust to sell sufficient shares of Stock to allow the Rabbi Trust and/or the Corporation, as appropriate, to make the proper tax withholdings and deposits as required by law.

In the event a Participant encounters a hardship resulting from circumstances of sufficient severity that a Participant is confronted by present or impending financial ruin, the Special Projects Committee may permit a distribution of the vested value of the Participant's Accounts up to an amount necessary to cure the hardship. Any request for such a distribution must be made by the Participant in writing to the Special Projects Committee for disposition.

In the event of involuntary termination or Diminution of Status of Participant's employment other than for cause, in connection with or within two years after a Change in Control, payment of all vested benefits due under this Plan shall be made in a lump sum cash amount within 30 days after the effective date of involuntary termination or Diminution of Status.

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ARTICLE V
VESTING

Subject to the right of the Corporation to discontinue the Plan, as provided in Article VIII hereof, a Participant shall have a nonforfeitable interest in benefits payable under the Plan to the same extent the Participant is vested in his or her benefits under the Basic Plans.

Notwithstanding the above, upon a Change in Control, all benefits under the Plan shall be immediately vested. Should a Participant retire before the age of 65, the Special Projects Committee shall have the discretion to immediately vest all benefits accrued by the Participant under the Plan.

ARTICLE VI
FUNDING

Benefits under this Plan shall be paid from the general assets of the Corporation as set aside in the Rabbi Trust. This Plan shall be administered as an unfunded plan which is maintained primarily for the purpose of providing supplemental retirement compensation "for a select group of management or highly compensated employees" as set forth in Sections 201(2), 301(3), and 401(a)(1) of the Act, and is not intended to meet the qualification requirements of Section 401 of the Code. Any assets set aside in the Rabbi Trust shall not be deemed to be the property of the Participant. No Participant or Beneficiary shall be entitled to receive any payment for benefits under this Plan from the qualified trust maintained for the Basic Plans.

ARTICLE Vll
PLAN ADMINISTRATION

This Plan shall be operated under the direction of the Board of Directors and administered by the Special Projects Committee in a manner consistent with the operation and administration of the Basic Plans. A Special Projects Committee decision in any matter involving the interpretation and application of this Plan shall be final and binding. All questions or interpretations shall be governed by the local laws of the state of Ohio unless specifically preempted by the Act.

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ARTICLE VIII
AMENDMENT AND DISCONTINUANCE

Mid Am, Inc. hereby reserves the right and power, by action of its Board of Directors, to amend, suspend or terminate this Plan in whole or in part, at any time. However, in no event shall Mid Am, Inc. have the right to eliminate or reduce any benefit which has been vested or become nonforfeitable under the Plan, subject to Article V hereof. This Plan confers no additional rights to any Participant or Employee of the Corporation and shall not be construed to be a promise to continue the employment of any Employee or a Participant.

IN WITNESS WHEREOF, this instrument has been executed at Bowling
Green, Ohio this
                 day of                 , 19

MID AM, INC.

By:
Witness

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MID AM, INC.


TRUST AGREEMENT


January 1993

MID AM, INC.

TRUST AGREEMENT

THIS AGREEMENT made this      day of            , 19 , by and
between Mid Am, Inc. (the Corporation) and Mid Am Bank and Trust
(Trustee):

WHEREAS, the Corporation has adopted the Mid Am, Inc. Pension
Make-up Plan, a non-qualified deferred compensation plan designed to replace certain retirement benefits; and.

WHEREAS, the Corporation has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

WHEREAS, the Corporation wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Corporation's creditors in the event of the Corporation's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, it is the intention of the Corporation to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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SECTION 1
ESTABLISHMENT OF TRUST

The Corporation hereby deposits with Trustee in trust Mid Am
Stock, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust
Agreement.

The Trust hereby established shall be irrevocable.

The Trust is intended to be a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part
I, subchapter J, chapter 1, subtitle A of the Internal Revenue
Code of 1986, as amended, and shall be construed accordingly.

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Corporation and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

The Corporation, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust
Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

SECTION 2
PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFlCIARIES

The Corporation shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Corporation.

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The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined be the Corporation or such party as it shall designate under the Plan, and any claim for such benefit shall be considered and reviewed under the procedures set out in the Plan.

The Corporation may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Corporation shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Corporation shall make the balance of each such payment as it falls due. Trustee shall notify the Corporation where principal and earnings are not sufficient.

SECTION 3
TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
BENEFICIARY WHEN THE CORPORATION IS INSOLVENT

Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Corporation is Insolvent. The Corporation shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Corporation is unable to pay its debts as they become due, or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Corporation is determined to be insolvent by a banking authority.

At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Corporation under federal and state law as set forth below.

The Board of Directors and the Chief Executive Officer of the Corporation shall have the duty to inform Trustee in writing of the Corporation's Insolvency. If a person claiming to be a creditor of the Corporation alleges in writing to Trustee that the Corporation has become Insolvent, Trustee shall determine whether the Corporation is Insolvent and pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

Unless Trustee has actual knowledge of the Corporation's Insolvency, or has received notice from the Corporation or a person claiming to be a creditor alleging that the Corporation is Insolvent, Trustee shall have no duty to inquire whether the Corporation is Insolvent. Trustee may in all events rely on such evidence concerning the Corporation's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Corporation's solvency.

If at any time Trustee has determined that the Corporation is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Corporation's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Corporation with respect to benefits due under the Plan or otherwise.

Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust
Agreement only after Trustee has determined that the Corporation is not Insolvent (or is no longer insolvent).


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Provided that there are sufficient assets, if Trustee
discontinues the payment of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Corporation in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4
INVESTMENT AUTHORITY

Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Corporation. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

The Corporation shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Corporation in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 5
DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 6
ACCOUNTING BY TRUSTEE

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Corporation and Trustee. Within 45 days following the close of each calendar year and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to the Corporation a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments,


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receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 7
RESPONSIBILITY OF TRUSTEE

Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Corporation which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Corporation. In the event of a dispute between the Corporation and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder.

Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.




SECTION 8
COMPENSATION AND EXPENSES OF TRUSTEE

The Corporation shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

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SECTION 9
RESIGNATION AND REMOVAL OF TRUSTEE

Trustee may resign at any time by written notice to the Corporation, which shall be effective 30 days after receipt of such notice unless the Corporation and Trustee agree otherwise.

Trustee may be removed by the Corporation on 30 days notice or upon shorter notice accepted by Trustee.

Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Corporation extends the time limit.

If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraph(s) (a) (or (b)) of this section If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 10
APPOINTMENT OF SUCCESSOR

If Trustee resigns (or is removed) in accordance with Section 9(a) or (b) hereof, the Corporation may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Corporation or the successor
Trustee to evidence the transfer.

SECTION 11
AMENDMENT OR TERMINATION

This Trust Agreement may be amended by a written instrument executed by Trustee and the Corporation. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

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The Trust shall not terminate until the date on which Plan
participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Corporation.

SECTION 12
MISCELLANEOUS

Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Ohio.

SECTION 13
EFFECTIVE DATE

The effective date of this Trust Agreement shall be        , 19

IN WITNESS WHEREOF, this Trust Agreement has been executed at
Bowling Green,         Ohio this   day of                , 19_.

MID AM, INC.

By:
Witness

MID AM, INC. BANK AND TRUST

By:
Witness

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